Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2022 Third Quarter Results
Total Revenues of $476.1M, up 26% Year Over Year;
Subscription Services Revenues of $380.7M, up 26% Year Over Year

PLEASANTON, CA - December 1, 2021 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its third quarter ended October 31, 2021.
“Innovation and consistent execution have us tracking ahead of our 2025 targets and set us up for significant growth beyond,” said CEO Peter Gassner. “As the strategic partner to the life sciences industry in its move to new digital and specialty models, we are proud our work will help patients get the therapies they need faster and easier.”
Fiscal 2022 Third Quarter Results:
•Revenues: Total revenues for the third quarter were $476.1 million, up from $377.5 million one year ago, an increase of 26% year over year. Subscription services revenues for the third quarter were $380.7 million, up from $302.9 million one year ago, an increase of 26% year over year.
•Operating Income and Non-GAAP Operating Income(1): Third quarter operating income was $132.7 million, compared to $101.3 million one year ago, an increase of 31% year over year. Non-GAAP operating income for the third quarter was $199.4 million, compared to $155.5 million one year ago, an increase of 28% year over year.
•Net Income and Non-GAAP Net Income(1): Third quarter net income was $105.9 million, compared to $97.0 million one year ago, an increase of 9% year over year. Non-GAAP net income for the third quarter was $158.2 million, compared to $125.6 million one year ago, an increase of 26% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the third quarter, fully diluted net income per share was $0.65, compared to $0.60 one year ago, while non-GAAP fully diluted net income per share was $0.97, compared to $0.78 one year ago.
“Our focus on customer success delivered another great quarter with top and bottom line results that exceeded our guidance,” said CFO Brent Bowman. “We are excited about the large and expanding market opportunity ahead and are investing aggressively across our people and products to support strong growth in the years ahead.”
Recent Highlights:
•Veeva Data Cloud Innovation — Veeva is investing in the significant long-term opportunity for Veeva Data Cloud with new data assets and delivery methods. Data Cloud’s new portal takes a modern, self-service approach where customers can define their own data subscriptions and delivery methods. Veeva also added new Data Cloud early adopters in Q3 for its patient data offering.
•Transforming Regulatory for Greater Speed and Compliance — Continued customer success and the need to unify regulatory processes globally for greater speed and compliance drove further Veeva Vault RIM growth. Q3 saw a major milestone in Veeva’s reference selling

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

model, with its first enterprise customer now live with all four Vault RIM Suite applications. There were also two notable top 20 wins, one for Vault Registrations and one for Vault Publishing.
•Another Quarter of Expanding Commercial Leadership — Veeva once again saw share gains through new wins and as existing customers expanded within Veeva Commercial Cloud. Seven 7-figure deals in the quarter came in a number of areas including Veeva CRM, Veeva Crossix, and Veeva Link. Veeva CRM also had 15 new SMB wins, enterprise expansions, and strength internationally with two major field forces in Asia standardizing on the product.
Financial Outlook:
Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2022 as follows:
•Total revenues between $478 and $480 million.
•Non-GAAP operating income of about $181 million(2).
•Non-GAAP fully diluted net income per share of approximately $0.88(2).
Veeva is providing guidance for its fiscal year ending January 31, 2022 as follows:
•Total revenues between $1,843 and $1,845 million.
•Non-GAAP operating income of about $753 million(2).
•Non-GAAP fully diluted net income per share of approximately $3.69(2).
Veeva is providing guidance for its fiscal year ending January 31, 2023 as follows:
•Total revenues between $2,150 and $2,170 million.
•Subscription services revenues between $1,735 and $1,745 million.
•Non-GAAP operating margin of roughly 38%(3).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, December 1, 2021, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2022 Third Quarter Results Conference Call
When:	Wednesday, December 1, 2021
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	www.directeventreg.com
Conference ID 6998914
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth fiscal quarter ending January 31, 2022 or fiscal year ending January 31, 2022 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

(3) Veeva is not able, at this time, to provide GAAP targets for operating margin for the fiscal year ending January 31, 2023 because of the difficulty of estimating certain items excluded from non-GAAP operating income that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, outlook, and guidance and the assumptions underlying those statements, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (iii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (iv) our expectation that the future growth rate of our revenues will decline; (v) loss of one or more customers, particularly any of our large customers; (vi) our ability to attract and retain highly skilled employees and manage our growth effectively; (vii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (viii) adverse changes in the life sciences industry, including as a result of customer mergers; (ix) the impact of the COVID-19 pandemic (including the impact to the life sciences industry, impact on general economic conditions, and government responses, restrictions, and actions related to the pandemic); (x) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (xi) failure to sustain the level of profitability we have achieved in the past as our costs increase; (xii) adverse changes in economic, regulatory, international trade relations, or market conditions, including with respect to natural disasters or actual or threatened public health emergencies; (xiii) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; (xiv) pending, threatened, or future legal proceedings and related expenses; and (xv) our recent conversion to a Delaware public benefit corporation, including the expected impact, benefits, and risks of our conversion.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended July 31, 2021. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Deivis Mercado
Veeva Systems Inc.
925-226-8821
pr@veeva.com

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,149,946	$730,504
Short-term investments	1,201,541	933,122
Accounts receivable, net	211,046	564,387
Unbilled accounts receivable	67,970	47,206
Prepaid expenses and other current assets	29,292	35,607
Total current assets	2,659,795	2,310,826
Property and equipment, net	53,463	53,650
Deferred costs, net	34,091	42,072
Lease right-of-use assets	50,499	56,917
Goodwill	437,261	436,029
Intangible assets, net	102,559	114,595
Deferred income taxes	4,884	14,100
Other long-term assets	24,934	17,878
Total assets	$3,367,486	$3,046,067

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,605	$23,253
Accrued compensation and benefits	32,116	30,410
Accrued expenses and other current liabilities	36,131	30,982
Income tax payable	14,477	2,590
Deferred revenue	417,755	616,992
Lease liabilities	10,803	11,725
Total current liabilities	536,887	715,952
Deferred income taxes	1,941	1,835
Lease liabilities, noncurrent	45,237	51,393
Other long-term liabilities	14,060	10,567
Total liabilities	598,125	779,747
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,145,147	965,670
Accumulated other comprehensive income (loss)	(5,738)	992
Retained earnings	1,629,950	1,299,656
Total stockholders’ equity	2,769,361	2,266,320
Total liabilities and stockholders’ equity	$3,367,486	$3,046,067

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2021	2020	2021	2020
Revenues:
Subscription services(4)	$380,738	$302,938	$1,088,293	$856,675
Professional services and other(5)	95,373	74,581	276,985	211,633
Total revenues	476,111	377,519	1,365,278	1,068,308
Cost of revenues(6):
Cost of subscription services	59,648	45,845	164,774	132,457
Cost of professional services and other	69,916	57,152	203,023	162,624
Total cost of revenues	129,564	102,997	367,797	295,081
Gross profit	346,547	274,522	997,481	773,227
Operating expenses(6):
Research and development	98,635	79,992	276,760	212,282
Sales and marketing	72,423	57,982	208,822	172,909
General and administrative	42,781	35,243	126,121	109,085
Total operating expenses	213,839	173,217	611,703	494,276
Operating income	132,708	101,305	385,778	278,951
Other income, net	824	3,455	7,054	9,750
Income before income taxes	133,532	104,760	392,832	288,701
Provision for income taxes	27,663	7,801	62,538	11,621
Net income	$105,869	$96,959	$330,294	$277,080
Net income per share:
Basic	$0.69	$0.64	$2.16	$1.84
Diluted	$0.65	$0.60	$2.03	$1.73
Weighted-average shares used to compute net income per share:
Basic	153,514	150,993	153,020	150,322
Diluted	163,034	161,711	162,663	160,517
Other comprehensive income:
Net change in unrealized gain (loss) on available-for- sale investments	$(2,741)	$(1,230)	$(4,044)	$1,198
Net change in cumulative foreign currency translation gain (loss)	(308)	(1,438)	(2,686)	1,844
Comprehensive income	$102,820	$94,291	$323,564	$280,122

(4) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions(7)	$223,183	$189,874	$649,156	$547,341
Veeva R&D Solutions(7)	157,555	113,064	439,137	309,334
Total subscription services	$380,738	$302,938	$1,088,293	$856,675

(5) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions(7)	$41,675	$36,613	$124,241	$104,859
Veeva R&D Solutions(7)	53,698	37,968	152,744	106,774
Total professional services and other	$95,373	$74,581	$276,985	$211,633
(7) Certain prior period product revenues have been adjusted to match current period presentation.

(6) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,292	$1,149	$3,514	$3,700
Cost of professional services and other	9,616	7,510	26,579	19,902
Research and development	22,311	17,685	61,463	45,523
Sales and marketing	15,102	10,711	41,772	30,089
General and administrative	13,724	11,918	39,591	36,032
Total stock-based compensation	$62,045	$48,973	$172,919	$135,246

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$105,869	$96,959	$330,294	$277,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,899	7,525	20,407	22,720
Reduction of operating lease right-of-use assets	2,855	3,322	8,556	9,411
Accretion of discount on short-term investments	1,574	1,203	4,859	1,688
Stock-based compensation	62,045	48,973	172,919	135,246
Amortization of deferred costs	6,597	5,350	19,426	15,425
Deferred income taxes	(2,021)	(1,894)	10,174	(3,532)
Loss (gain) on foreign currency from mark-to-market derivative	(65)	19	368	14
Bad debt (expense) recovery	58	(181)	195	(60)
Changes in operating assets and liabilities:
Accounts receivable	72,147	37,448	352,470	206,214
Unbilled accounts receivable	(16,870)	(16,585)	(20,764)	(20,418)
Deferred costs	(3,353)	(6,177)	(11,445)	(15,312)
Other current and long-term assets	4,407	8,195	3,278	(2,937)
Accounts payable	4,028	3,060	2,265	(456)
Accrued expenses and other current liabilities	(537)	1,541	8,646	4,357
Income taxes payable	12,010	4,538	11,993	(453)
Deferred revenue	(141,083)	(90,291)	(199,042)	(137,980)
Operating lease liabilities	(2,941)	(3,229)	(8,602)	(8,496)
Other long-term liabilities	1,340	(4,373)	4,412	384
Net cash provided by operating activities	112,959	95,403	710,409	482,895
Cash flows from investing activities
Purchases of short-term investments	(256,008)	(417,898)	(935,626)	(874,465)
Maturities and sales of short-term investments	248,093	158,628	657,062	528,194
Acquisitions, net of cash and restricted cash acquired	—	—	(2,133)	—
Long-term assets	(2,314)	(3,316)	(10,295)	(8,456)
Net cash used in investing activities	(10,229)	(262,586)	(290,992)	(354,727)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	—	79	(384)	(420)
Proceeds from exercise of common stock options	5,368	6,186	43,310	25,245
Taxes paid related to net share settlement of equity awards	(21,414)	—	(36,510)	—
Net cash (used in) provided by financing activities	(16,046)	6,265	6,416	24,825
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,469)	(599)	(4,414)	2,683
Net change in cash, cash equivalents, and restricted cash	85,215	(161,517)	421,419	155,676
Cash, cash equivalents, and restricted cash at beginning of period	1,067,916	796,990	731,712	479,797
Cash, cash equivalents, and restricted cash at end of period	$1,153,131	$635,473	$1,153,131	$635,473

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$10,404	$17,329	$45,464	$59,067

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended October 31,		Nine months ended October 31,
	2021	2020	2021	2020
Cost of subscription services revenues on a GAAP basis	$59,648	$45,845	$164,774	$132,457
Stock-based compensation expense	(1,292)	(1,149)	(3,514)	(3,700)
Amortization of purchased intangibles	(1,005)	(1,174)	(2,826)	(3,942)
Cost of subscription services revenues on a non-GAAP basis	$57,351	$43,522	$158,434	$124,815

Gross margin on subscription services revenues on a GAAP basis	84.3%	84.9%	84.9%	84.5%
Stock-based compensation expense	0.3	0.4	0.3	0.4
Amortization of purchased intangibles	0.3	0.4	0.3	0.5
Gross margin on subscription services revenues on a non-GAAP basis	84.9%	85.7%	85.5%	85.4%

Cost of professional services and other revenues on a GAAP basis	$69,916	$57,152	$203,023	$162,624
Stock-based compensation expense	(9,616)	(7,510)	(26,579)	(19,902)
Amortization of purchased intangibles	(139)	(138)	(411)	(411)
Cost of professional services and other revenues on a non-GAAP basis	$60,161	$49,504	$176,033	$142,311

Gross margin on professional services and other revenues on a GAAP basis	26.7%	23.4%	26.7%	23.2%
Stock-based compensation expense	10.1	10.1	9.6	9.4
Amortization of purchased intangibles	0.1	0.2	0.1	0.2
Gross margin on professional services and other revenues on a non-GAAP basis	36.9%	33.7%	36.4%	32.8%

Gross profit on a GAAP basis	$346,547	$274,522	$997,481	$773,227
Stock-based compensation expense	10,908	8,659	30,093	23,602
Amortization of purchased intangibles	1,144	1,312	3,237	4,353
Gross profit on a non-GAAP basis	$358,599	$284,493	$1,030,811	$801,182

Gross margin on total revenues on a GAAP basis	72.8%	72.7%	73.1%	72.4%
Stock-based compensation expense	2.3	2.3	2.2	2.2
Amortization of purchased intangibles	0.2	0.3	0.2	0.3
Gross margin on total revenues on a non-GAAP basis	75.3%	75.3%	75.5%	74.9%

Research and development expense on a GAAP basis	$98,635	$79,992	$276,760	$212,282
Stock-based compensation expense	(22,311)	(17,685)	(61,463)	(45,523)
Amortization of purchased intangibles	(29)	(29)	(85)	(86)
Research and development expense on a non-GAAP basis	$76,295	$62,278	$215,212	$166,673

Sales and marketing expense on a GAAP basis	$72,423	$57,982	$208,822	$172,909
Stock-based compensation expense	(15,102)	(10,711)	(41,772)	(30,089)
Amortization of purchased intangibles	(3,464)	(3,858)	(10,210)	(10,828)
Sales and marketing expense on a non-GAAP basis	$53,857	$43,413	$156,840	$131,992

General and administrative expense on a GAAP basis	$42,781	$35,243	$126,121	$109,085
Stock-based compensation expense	(13,724)	(11,918)	(39,591)	(36,032)
Amortization of purchased intangibles	(57)	(57)	(169)	(170)
General and administrative expense on a non-GAAP basis	$29,000	$23,268	$86,361	$72,883

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2021	2020	2021	2020
Operating expense on a GAAP basis	$213,839	$173,217	$611,703	$494,276
Stock-based compensation expense	(51,137)	(40,314)	(142,826)	(111,644)
Amortization of purchased intangibles	(3,550)	(3,944)	(10,464)	(11,084)
Operating expense on a non-GAAP basis	$159,152	$128,959	$458,413	$371,548

Operating income on a GAAP basis	$132,708	$101,305	$385,778	$278,951
Stock-based compensation expense	62,045	48,973	172,919	135,246
Amortization of purchased intangibles	4,694	5,256	13,701	15,437
Operating income on a non-GAAP basis	$199,447	$155,534	$572,398	$429,634

Operating margin on a GAAP basis	27.9%	26.8%	28.3%	26.1%
Stock-based compensation expense	13.0	13.0	12.7	12.7
Amortization of purchased intangibles	1.0	1.4	1.0	1.4
Operating margin on a non-GAAP basis	41.9%	41.2%	42.0%	40.2%

Net income on a GAAP basis	$105,869	$96,959	$330,294	$277,080
Stock-based compensation expense	62,045	48,973	172,919	135,246
Amortization of purchased intangibles	4,694	5,256	13,701	15,437
Income tax effect on non-GAAP adjustments(8)	(14,394)	(25,587)	(59,147)	(80,650)
Net income on a non-GAAP basis	$158,214	$125,601	$457,767	$347,113

Diluted net income per share on a GAAP basis	$0.65	$0.60	$2.03	$1.73
Stock-based compensation expense	0.38	0.30	1.06	0.84
Amortization of purchased intangibles	0.03	0.03	0.08	0.10
Income tax effect on non-GAAP adjustments(8)	(0.09)	(0.15)	(0.36)	(0.51)
Diluted net income per share on a non-GAAP basis	$0.97	$0.78	$2.81	$2.16
________________________
(8) For the three and nine months ended October 31, 2021 and 2020, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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